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EXHIBIT 23.1

                                                           HORWATH ORENSTEIN LLP
                                                           Chartered Accountants
                                               A MEMBER OF HORWATH INTERNATIONAL

                                                       595 Bay Street, Suite 300
                                                                 Toronto, Canada
                                                                         M5G 2C2

                                                                  (416) 596 1711
                                                              (416) 596 7894 Fax
                                                                     www.hto.com

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our audit of the consolidated audited financial statements of Yak Communications (USA) Inc. and Subsidiaries as of June 30, 2002 and 2001 as part of this Form 10-KSB.

/s/ Horwath Orenstein LLP

Horwath Orenstein LLP
Chartered Accountants
Toronto, Ontario

September 26, 2002